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                                                                 EXHIBIT 10.1


              EMPLOYEE BENEFITS AGREEMENT, dated as of _____ __, 1998, between Pennzoil Company, a Delaware corporation ("Pennzoil"), and Pennzoil Products Company, a Delaware corporation ("Downstream").

              WHEREAS, Pennzoil has decided to consolidate the operations of its worldwide businesses of refining, processing and marketing of motor oil, refined products and industrial specialties and franchising, owning and operating fast lubrication centers (collectively, the "Downstream Businesses") into Downstream and Downstream's subsidiaries and affiliates and to distribute the common stock of Downstream to the stockholders of Pennzoil (the "Distribution");

              WHEREAS, immediately following the Distribution, Downstream Merger Company, a Delaware corporation and a wholly-owned subsidiary of Downstream ("Merger Sub"), will merge (the "Merger") with and into Quaker State Corporation, a Delaware corporation ("Quaker State"), pursuant to the terms of the Agreement and Plan of Merger dated as of April 14, 1998, by and among Pennzoil, Downstream, Merger Sub and Quaker State (the "Merger Agreement");

              WHEREAS, Pennzoil and Downstream have entered into a Distribution Agreement, dated April 14, 1998 (the "Distribution Agreement"), and certain other agreements that will govern certain matters relating to the Distribution and the relationship of Pennzoil and Downstream and their respective Subsidiaries following the Distribution;

              WHEREAS, pursuant to the Services Agreement to be entered into between Richland Services Company ("ServiceCo"), Pennzoil and Downstream, the form of which is attached as an exhibit to the Distribution Agreement (the "Services Agreement"). ServiceCo will provide certain services to Downstream for the period commencing on the Distribution Date and ending on the first anniversary thereof (unless earlier terminated in accordance with the terms of such Services Agreement); and

              WHEREAS, pursuant to the Distribution Agreement, Pennzoil and Downstream have agreed to enter into this Agreement for the purpose of allocating current and former employees and assets, liabilities, and responsibilities with respect to employee compensation, benefit and other matters;
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              NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Distribution Agreement, the Parties (as that term is defined in the Distribution Agreement) agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

              Section 1.1   Definitions

              For purposes of this Agreement, capitalized terms used herein shall have the following respective meanings:

              "Aggregate Spread" means: (a) in the case of a Pennzoil Stock Option, the difference between the exercise price per share of Pennzoil Common Stock covered by such Pennzoil Stock Option and the Pennzoil Pre-Distribution Stock Price, multiplied by the number of shares of Pennzoil Common Stock covered by such Pennzoil Stock Option; and (b) in the case of a Pennzoil SAR, the difference between the reference appreciation price per share of Pennzoil Common Stock covered by such Pennzoil SAR and the Pennzoil Pre-Distribution Stock Price, multiplied by the number of shares of Pennzoil Common Stock covered by such Pennzoil SAR.

              "Agreement" means this Employee Benefits Agreement, and all exhibits, schedules, appendices and annexes hereto.

              "ASO Contract" means an administrative services only contract, related prior practice, or related understanding with a third-party administrator that pertains to any Pennzoil Health and Welfare Plan or Downstream Health and Welfare Plan.

              "Close of the Distribution Date" means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

              "Conversion Award" has the meaning given in Section 7.1(c).

              "Distribution" has the meaning given in the first recital to this Agreement.

              "Distribution Agreement" has the meaning given in the third recital to this Agreement.





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              "Distribution Date" has the meaning given in the Distribution
Agreement.

              "Downstream" has the meaning given in the first paragraph of this Agreement.

              "Downstream Businesses" has the meaning given in the Distribution Agreement.

              "Downstream Common Stock" has the meaning given in the Distribution Agreement.

              "Downstream Employee" means any individual who, as of the Close of the Distribution Date, is actively employed by, or on an approved leave of absence or lay-off with right of recall from, a member of the Downstream Group. "Downstream Employee" shall, as of the date provided in Section 2.1(b), also include any Transition Employee.

              "Downstream Executive Plans" means the Plans established by Downstream pursuant to Section 3.1 that correspond to the Pennzoil Executive Plans.

              "Downstream Former Employee" means any individual who as of the Close of the Distribution Date, is neither then actively employed by, nor then on an approved leave of absence or lay-off with the right of recall from, a member of the Downstream Group, but (i) whose most recent (through the Close of the Distribution Date) active employment with Pennzoil or a past or present affiliate of Pennzoil was with an entity or a corporate division of the Downstream Businesses, and the predecessors of any such entities, to the extent such information is available, and whose employment was primarily related to the Downstream Businesses or (ii) who otherwise is identified pursuant to a methodology approved by Pennzoil, Downstream and Quaker State prior to the Distribution Date, which methodology shall be consistent with the intent of the parties that former employees of Pennzoil or a past or present affiliate of Pennzoil will be the responsibility of Downstream if such former employee's employment had related primarily to the Downstream Businesses. "Downstream Former Employee" shall, from and after the date provided in Section 2.1(c), also include any Transition Former Employee.

              "Downstream Group" has the meaning given in the Distribution Agreement.





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              "Downstream Health and Welfare Plans" means the Plans established by Downstream pursuant to Section 3.1 that correspond to the Pennzoil Health and Welfare Plans.

              "Downstream Incentive Plan" means the Downstream 1998 Incentive Plan, in the form attached as an Exhibit to the Merger Agreement (as it may be amended or modified prior to the Distribution Date in accordance with the terms of the Merger Agreement) which shall be established as provided herein and pursuant to which Conversion Awards shall be granted, on the terms and subject to the conditions provided herein and in such Plan.

              "Downstream Individual" means each Downstream Employee and each Downstream Former Employee. In addition, during the period from the signing of the Merger Agreement through the Distribution Date, Pennzoil, Downstream and Quaker State shall negotiate in good faith to identify former employees of Pennzoil (or classes thereof) that were employed in discontinued operations of Pennzoil that shall be Downstream Individuals, and former employees of such discontinued operations (or classes thereof) that shall be treated as Pennzoil Individuals, so that the assets and liabilities with respect to such employees of such discontinued operations shall generally be shared following the Distribution in a ratio that approximates 65 (Downstream) to 35 (Pennzoil).

              "Downstream Liabilities" has the meaning given in Section 2.2(a).

              "Downstream Mirror Plans" means the Downstream Pension Plans, the Downstream Health and Welfare Plans, the Downstream Savings Plan and the Downstream Executive Plans.

              "Downstream Plans" means the Downstream Mirror Plans, the Downstream 1998 Incentive Plan and the Downstream Stand-Alone Plans.

              "Downstream Pension Plans" means the Plans established by Downstream pursuant to Section 3.1 that correspond to the Pennzoil Pension Plans.

              "Downstream Post-Distribution Stock Price" means the average of the closing prices per share of Downstream Common Stock as reported on the principal stock exchange on which the Downstream stock is listed on the first three full trading dates following the Distribution Date.





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              "Downstream Savings Plan" means the Plan established by
Downstream that corresponds to the Pennzoil Savings and Investment Plan.

              "Downstream Stand-Alone Plan" means any Plan maintained by any member of the Downstream Group for the exclusive benefit of Downstream Individuals, including but not limited to those Plans set forth on Schedule 1 hereto.

              "Final Asset Transfer" has the meaning given in Section
4.2(c)(ii).

              "Foreign Plans" are listed on Schedule 2 hereto.

              "HMO" means a health maintenance organization that provides benefits under the Pennzoil Health and Welfare Plans or the Downstream Health and Welfare Plans, as applicable.

              "HMO Agreements" means contracts, letter agreements, practices, and understandings with HMOs that provide medical services under the Pennzoil Health and Welfare Plans or the Downstream Health and Welfare Plans, as applicable.

              "Indemnitee" has the meaning given in Section 9.12.

              "Indemnitor" has the meaning given in Section 9.12.

              "Individual Agreement" means an individual employment contract or other similar agreement that specifically pertains to any Downstream Individual, including but not limited to the employment agreements set forth on
Schedule 6 hereto.

              "Initial Asset Transfer" has the meaning given in Section
4.2(c)(i).

              "Liabilities" means any and all losses, claims, charges, debts, demands, actions, costs and expenses (including administrative and related costs and expenses of any plan, program, or arrangement), of any nature whatsoever, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

              "Merger" has the meaning given in the second recital to this Agreement.

              "Merger Sub" has the meaning given in the second recital to this Agreement.





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              "Non-parties" has the meaning given in Section 9.4(b)(ii).

              "Participating Company" means any Person (other than an individual) that is participating in a Plan sponsored by a member of the Pennzoil Group or a member of the Downstream Group, as the context requires.

              "Pennzoil" has the meaning given in the first paragraph of this Agreement.

              "Pennzoil Award" means an award under a Pennzoil Incentive Plan.

              "Pennzoil Common Stock" has the meaning given in the Distribution Agreement.

              "Pennzoil CSAU" has the meaning given in Section 7.1(e).

              "Pennzoil Executive Plans" means (a) the Pennzoil Executive Severance Plan, (b) the Pennzoil Change in Control Agreements, (c) the Pennzoil Benefit Acceleration Agreements, (d) the Pennzoil Section 415 Excess Benefits Agreements, (e) the Pennzoil Salary Continuation Plan, (f) the Pennzoil 1981 Deferred Compensation Plan, (g) the Pennzoil Medical Expenses Reimbursement Plan, (h) the Pennzoil Supplemental Disability Plan, (i) the Pennzoil Supplemental Life Insurance Plan, (j) the six individual agreements providing for supplemental retirement and medical benefits set forth on Schedule 3 hereto and (k) the Pennzoil Tax Protection Agreements.

              "Pennzoil Group" has the meaning given in the Distribution Agreement.

              "Pennzoil Health and Welfare Plans" are set forth on Schedule 4 hereto [Pennzoil Health and Welfare Plans that will be mirrored by Downstream, including, for these purposes, the Pennzoil Supplemental Life Insurance Plan].

              "Pennzoil Incentive Plans" means (a) the Pennzoil 1998 Annual Incentive Plan, (b) the Pennzoil 1998, 1997 and 1996 Long Term Incentive Plans,
(c) the Pennzoil 1997 Incentive Plan, (d) the Pennzoil 1997 Stock Option Plan,
(e) the Pennzoil 1995 Stock Option Plan, (f) the Pennzoil 1992 Stock Option Plan, (g) the Pennzoil 1990 Stock Option Plan, (h) the Pennzoil 1982 Stock Option Plan, (i) the Pennzoil 1981 Stock Option Plan, (j) the Pennzoil 1978 Stock Option Plan, (k) the Pennzoil 1993 Conditional Stock Award Program, (l) the Pennzoil 1990 Conditional Stock Award Program, (m) the Pennzoil 1985 Conditional Stock Award Program and (n) the Pennzoil 1998 Stock Option Plan.





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              "Pennzoil Pension Plans" are set forth on Schedule 5 hereto
[Pennzoil Pension Plans that will be mirrored by Downstream].

              "Pennzoil Plan" means any Plan maintained or sponsored by Pennzoil or any of its subsidiaries or affiliates (or any of their respective predecessors) at any time on or prior to the Distribution Date for the benefit of any current or former employee of any such person.

              "Pennzoil Post-Distribution Stock Price" means the average of the closing prices per share of Pennzoil Common Stock as reported on the principal stock exchange on which the Pennzoil stock is listed on the first three full trading dates following the Distribution Date.

              "Pennzoil Pre-Distribution Stock Price" means the average of the closing prices per share for Pennzoil Common Stock on the three business days occurring before the Distribution Date on the principal stock exchange is then listed, provided that if any such closing stock price is an ex dividend price with respect to the special dividend of Downstream Common Stock to be made in connection with the Distribution, any such closing stock price shall be increased by the Downstream Post-Distribution Stock Price.

              "Pennzoil SAR" has the meaning given in Section 7.1(d).

              "Pennzoil Stock Option" has the meaning given in Section 7.1(d).

              "Pennzoil Actuary" means William M. Mercer, Inc.

              "Pension Plan Asset Transfer Amount" means, in the case of a transfer of assets and liabilities from a Pennzoil Pension Plan to a Downstream Pension Plan, the amount necessary to fund the projected benefit obligations under the Pennzoil Pension Plans of the Downstream Individuals, determined in accordance with the actuarial assumptions (including, without limitation, the mortality tables, turnover assumptions and discount rates) used by the applicable Pennzoil Pension Plan with respect to the last completed actuarial report of such Pennzoil Plan, plus the applicable share of any assets in excess of the liabilities calculated in accordance with the preceding parts of this sentence under such Pennzoil Pension Plan, to be allocated between such Pennzoil Plan and the applicable Downstream Plan using the principles enumerated in Section 414(l)(2) of the Code (assuming for this purpose that the amount of assets required to be transferred on the basis of projected benefit obligations in accordance with the preceding part of this sentence were the amount of assets required to be allocated to the applicable Downstream Plan under Section 414(l)(1)) unless the Pennzoil Pension Plan has





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insufficient assets to fund all liabilities on a plan termination basis, in which event the Pension Plan Asset Transfer Amount shall mean the minimum amount required to be transferred to such plan in accordance with Section 414(l) of the Code and the regulations thereunder. To the extent that a Pennzoil Pension Plan will be transferred in toto to Downstream, i.e., a Downstream Stand-Alone Plan, the Pension Plan Asset Transfer shall mean all the assets of such plan.

              "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity, and any governmental authority.

              "Plan" means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, whether written or unwritten, providing compensation or benefits to employees, or former employees of the Downstream Group or the Pennzoil Group.

              "Quaker State" has the meaning given in the second recital to this Agreement.

              "Retained Individual" means any individual who, as of the Close of the Distribution Date, is actively employed by, or on an approved leave of absence or lay-off with right of recall from, a member of the Pennzoil Group or any individual who was at any time on or prior to the Distribution Date employed by Pennzoil or any of its subsidiaries or affiliates (and any predecessor thereto) and who is not a Downstream Individual.

              "Retained Liabilities" has the meaning given in Section 2.2(b).

              "Services Agreement" has the meaning given the fourth recital to this Agreement.

              "Transition Employee" has the meaning given in Section 2.1(b).

              "Transition Former Employee" has the meaning given in Section 2.1(c).

              "Transition Individual" means any Transition Employee and any Transition Former Employee.





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              "Transition Period" means the period beginning immediately after the Distribution Date and ending on the first anniversary of such date or, if sooner, upon the termination of the Services Agreement in accordance with the terms thereof.

                                   ARTICLE II
                      EMPLOYEES; ASSUMPTION OF LIABILITIES

              Section 2.1  Employees; Transition Individuals

              (a) General. Effective as of the Distribution Date, Downstream Employees shall be employees of the Downstream Group and Retained Employees shall be employees of the Pennzoil Group. Notwithstanding the foregoing, any individual who was employed by a member of the Pennzoil Group on the date of the Merger Agreement and who is employed by a member of the Downstream Group as of the Close of the Distribution Date shall not be a Downstream Employee (and shall be a Retained Employee) except for (i) any such individual whose employment duties prior to the date of the Merger Agreement related primarily to the Downstream Businesses and (ii) any such individual whose transfer to the Downstream Group was approved by Downstream and Quaker State (whether a specific approval or an approval of reasonably identifiable and limited class of employees), such approval not to be unreasonably withheld.


              (b) Transition Employees. During the Transition Period, Pennzoil and Downstream shall negotiate in good faith to determine which individuals who are employed by ServiceCo during the Transition Period shall be transferred to Downstream on or prior to the last day of the Transition Period. Effective as of the date such transferred individual is hired by Downstream, which date shall in any event be on or prior to the last day of the Transition Period, such individual shall be a Downstream Employee.

              (c) Transition Former Employees. During the Transition Period, Pennzoil and Downstream shall negotiate in good faith to determine which individuals who were employed by ServiceCo prior to the Distribution Date, or who were actively employed by ServiceCo on the Distribution Date and whose employment with ServiceCo terminated during the Transition Period (other than as a result of becoming a Transition Employee), shall be designated Transition Former Employees. Effective as of the last day of the Transition Period such agreed upon individuals shall be Downstream Former Employees.





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              (d)    Non-Termination of Employment.  Except as otherwise
expressly provided herein, no provision of this Agreement or the Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Downstream Individual or other future, present, or former employee of the Pennzoil Group or the Downstream Group under any Pennzoil Plan or Downstream Plan or otherwise. Without limiting the generality of the foregoing, neither the Distribution nor the termination of the Participating Company status of a member of the Downstream Group nor a transfer of a Transition Employee to Downstream shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Pennzoil Plans, any of the Downstream Plans, or any of the Individual Agreements

              (e) No Right to Continued Employment. Nothing contained in this Section 2.1 shall confer on any Downstream Employee or Pennzoil Employee any right to continued employment.

              Section 2.2   Assumption of Liabilities

              (a) By Downstream. Subject to the satisfaction by Pennzoil of its obligations hereunder, Downstream hereby assumes and agrees to pay, perform, fulfill, and discharge, in accordance with their respective terms, all of the following, regardless of when or where such Liabilities arose or arise or were or are incurred (collectively, the "Downstream Liabilities"):

                     (i) all Liabilities to or relating to Downstream Individuals and other employees or former employees of a member of the Downstream Group, and their dependents and beneficiaries, to the extent relating to, arising out of or resulting from future, present or former employment with a member of the Downstream Group or Pennzoil while Downstream was owned by Pennzoil or its affiliates (including Liabilities under Pennzoil Plans and Downstream Plans);

                     (ii) all Liabilities under any Individual Agreements relating to Downstream Individuals; and

                     (iii) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities, and responsibilities expressly assumed or retained by a member of the Downstream Group, or a Downstream Plan pursuant to this Agreement.





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Downstream shall have assumed all such Liabilities described in this Agreement, unless the Liability is a Retained Liability or is otherwise explicitly retained in writing by Pennzoil or excluded in writing by Pennzoil from those being assumed by Downstream.

              (b) By Pennzoil. All Liabilities with respect to Retained Individuals shall be assumed or retained by Pennzoil, and Pennzoil agrees to pay, perform, fulfill, and discharge, in accordance with their respective terms, all of such Liabilities, regardless of when or where such Liabilities arose or arise or were or are incurred ("Retained Liabilities").


                                  ARTICLE III
                           DOWNSTREAM PLANS GENERALLY

              Section 3.1   Establishment of Downstream Plans

              Downstream shall have adopted, or shall have caused to be adopted, before the Close of the Distribution Date, the Downstream Mirror Plans and the Downstream 1998 Incentive Plan. Downstream shall become the plan sponsor of, and from and after the Distribution Date, shall have sole responsibility (together with its subsidiaries) for each Downstream Stand-Alone Plan. The Downstream Mirror Plans as in effect immediately after the Distribution Date shall be substantially identical in all material respects to the corresponding Pennzoil Plans as in effect as of the Close of the Distribution Date. The Downstream Incentive Plan shall be adopted by Downstream and approved by Pennzoil as sole shareholder of Downstream, before the Close of the Distribution Date.

              Section 3.2   Terms of Participation by Downstream Individuals

              The Downstream Plans shall be, with respect to Downstream Individuals, in all respects the successors in interest to, shall recognize all rights and entitlements as of the Close of the Distribution Date under, and shall not provide benefits that duplicate benefits provided by, the corresponding Pennzoil Plans for such Downstream Individuals. Pennzoil and Downstream shall agree on methods and procedures, including amending the respective Plan documents, to prevent Downstream Individuals from receiving duplicative benefits from the Pennzoil Plans and the Downstream Plans. Downstream shall not permit any Downstream Plan to commence benefit payments to any Downstream Individual until it receives notice from Pennzoil regarding the date on which payments under the corresponding Pennzoil Plan shall cease. With respect to Downstream Individuals, each Downstream Plan shall provide that all service, all





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compensation, and all other benefit-affecting determinations that, as of the
Close of the Distribution Date, were recognized under the corresponding Pennzoil Plan (for periods immediately before the Close of the Distribution
Date) shall, as of immediately after the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Downstream Plan to the same extent as if such items occurred under such Downstream Plan, except to the extent that duplication of benefits would result. All beneficiary designations made by Downstream Individuals for Pennzoil Plans shall be transferred to and be in full force and effect under the corresponding Downstream Plans until such beneficiary designations are replaced or revoked by the Downstream Individual who made the beneficiary designation. Notwithstanding the foregoing, nothing in this Agreement other than those provisions specifically set forth herein to the contrary shall preclude Downstream, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Downstream Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Downstream Plan.

              Section 3.3 Participation in Pennzoil Plans Prior to the Distribution

              (a) Participation in Pennzoil Plans. Subject to the terms and conditions of this Agreement, each member of the Downstream Group that is, as of the date of this Agreement, a Participating Company in any of the Pennzoil Plans shall continue as such through the Close of the Distribution Date. Effective as of any date before the Distribution Date, a member of the Downstream Group not described in the preceding sentence may, at its request and with the consent of Pennzoil (which shall not be unreasonably withheld), become a Participating Company in any or all of the Pennzoil Plans.

              (b) Pennzoil's General Obligations as Plan Sponsor. Pennzoil shall continue through the Close of the Distribution Date to administer, or cause to be administered, in accordance with their terms and applicable law, the Pennzoil Plans; provided that Downstream shall be responsible for administering, or causing to be administered, in accordance with their terms and applicable law, the Downstream Stand-Alone Plans.

              (c) Downstream's General Obligations as Participating Company. Downstream shall perform with respect to its participation in the Pennzoil Plans, and shall cause each other member of the Downstream Group that is a Participating Company in any Pennzoil Plan to perform the duties of a Participating Company as set forth in such Plans or any procedures adopted pursuant thereto.





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              Section 3.4   Termination of Participating Company Status

              Effective as of the Close of the Distribution Date, Downstream and each other member of the Downstream Group shall cease to be a Participating Company in the Pennzoil Plans (other than the Downstream Stand-Alone Plans). Any member of the Downstream Group that is a Participating Company in any Downstream Stand-Alone Plans as of the Close of the Distribution Date shall not cease to be a Participating Company therein as a result of the Distribution.

              Section 3.5   Restriction on Plan Amendments

              During the Transition Period, neither Pennzoil nor Downstream shall adopt any amendment, or allow any amendment to be adopted, to any of their respective Pension Plans or Savings Plans, except for any amendment that, in the opinion of counsel acceptable to both Pennzoil and Downstream, is required to continue to cause any such plan to meet the requirements of Section 401(a) of the Code, provided, however, either party may adopt such an amendment with the prior written consent of both the other party and Quaker State.


                                   ARTICLE IV
                             DEFINED BENEFIT PLANS

              Section 4.1   Establishment of Mirror Pension Trusts

              Downstream shall establish, or cause to be established, one or more trusts which shall be qualified under Code Sec. 401(a), exempt from taxation under Code Sec. 501(a)(1), and forming part of the Downstream Pension Plans. In the case of pension assets and liabilities attributable to a Pennzoil Pension Plan that, as of the date of the Merger Agreement, covers only Downstream Individuals, i.e., a Downstream Stand-Alone Plan, Downstream shall assume responsibility as plan sponsor and grantor under such Pennzoil Pension Plan and related trust, effective as of a time not later than the Distribution Date.

              Section 4.2 Assumption of Pension Plan Liabilities and Allocation of Interests in the Pennzoil Pension Trusts.

              (a) Assumption of Liabilities by Downstream Pension Plan. Subject to the satisfaction of Pennzoil's obligations under this Section 4.2, immediately after the Distribution Date, all Liabilities to or relating to Downstream Individuals under the





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Pennzoil Pension Plans shall cease to be Liabilities of the Pennzoil Pension
Plans and shall be assumed in full and in all respects by the corresponding Downstream Pension Plans.

              (b) Calculation of Pension Plan Asset Allocation. As soon as practicable after the Close of the Distribution Date, Pennzoil's Actuary shall calculate and certify the Pension Plan Asset Transfer Amount for each such Downstream Pension Plans as of the Close of the Distribution Date. Such calculation shall be subject to audit as provided in Section 9.4(a).

              (c)    Transfer of Assets to Downstream Pension Trusts.

                     (i) Effective immediately after the Distribution Date, Pennzoil shall cause to be transferred from the trusts established under the Pennzoil Pension Plans (each, a "Pennzoil Trust") to the trusts established under the corresponding Downstream Pension Plan (each, a "Downstream Trust") an initial amount of assets (the "Initial Asset Transfer"). The amount of the Initial Asset Transfer shall be equal to 75% of the Pension Plan Asset Transfer Amount with respect to such Downstream Plan, as determined in good faith by the actuary referred to in Section 4.2(b).

                     (ii) As soon as practicable after the calculation of each Downstream Plan's Pension Plan Asset Transfer Amount pursuant to Section 4.2, Pennzoil will cause the appropriate amount of assets to be transferred from such Pennzoil Trust to the corresponding Downstream Trust (the "Final Asset Transfer"). If additional assets are necessary to be transferred, the amount of assets to be transferred in the Final Asset Transfer shall be equal to the Pension Plan Asset Transfer Amount with respect to such Downstream Plan, less (A) the Initial Asset Transfer, less
              (B) the aggregate amount of any actual benefit payments made in respect of Downstream Individuals from and after the Distribution Date by the Pennzoil Pension Plan plus (C) interest, compounded monthly, from the date of the Initial Asset Transfer to the Final Asset Transfer at an annual rate equal to the discount rate used by the corresponding Pennzoil Plan for purposes of determining the present value of the underlying benefit liabilities. If the Initial Asset Transfer exceeds the Pension Plan Asset Transfer Amount, such excess plus interest, compounded monthly at an annual rate





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
              equal to the discount rate used by the corresponding Pennzoil Plan for purposes of determining the present value of the underlying benefit liabilities, shall be transferred to the Pennzoil Pension Plan.

                     (iii) The assets to be transferred from any of the Pennzoil Trusts to any of the Downstream Trusts in either the Initial Asset Transfer or the Final Asset Transfer shall be made in cash or in assets which represent a reasonable cross-section of the asset classes in such Pennzoil Trust. If any assets are to be transferred from any Downstream Trust to a Pennzoil Trust, such assets shall consist of cash.


                                   ARTICLE V
                           DEFINED CONTRIBUTION PLANS

              Section 5.1   Savings Plan

              (a) Savings Plan Trust. Effective immediately after the Distribution Date, Downstream shall establish, or cause to be established, a trust qualified under Code Sec. 401(a), exempt from taxation under Code Sec. 501(a)(1), and forming part of the Downstream Savings Plan.

              (b) Assumption of Liabilities and Transfer of Assets. Effective immediately after the Distribution Date: (i) the Downstream Savings Plan shall assume and be solely responsible for all Liabilities to or relating to Downstream Individuals under the Pennzoil Savings Plan; (ii) the Downstream Savings Plan shall assume and be solely responsible for all ongoing rights of or relating to Downstream Individuals for future participation (including the right to make contributions through payroll deductions) in the Downstream Savings Plan; and (iii) Pennzoil shall cause the accounts of the Downstream Individuals under the Pennzoil Savings Plan which are held by its related trust as of the Close of the Distribution Date to be transferred to the Downstream Savings Plan and its related trust, and Downstream shall cause such transferred accounts to be accepted by such plan and trust. Effective no later than immediately after the Distribution Date, Downstream shall use its reasonable best efforts to enter into such agreements to accomplish such assumptions and transfers, the maintenance of the necessary participant records, the appointment of an initial trustee under the Downstream Savings Plan, and the engagement of an initial record keeper under such plans. As soon as practicable after the Close of the Distribution Date, assets related to the accounts of all Downstream Individuals shall be transferred from the Pennzoil Savings Plan to the

Downstream Savings Plan in cash or in kind, at Pennzoil's discretion, and to the extent practicable, shall be invested in comparable investment options in the Downstream Savings Plan as such accounts were invested immediately before the Close of the Distribution Date.

              (c) Non-Employer Stock Funds. Effective immediately after the Distribution Date, a Downstream common stock fund shall be added as an investment option to the Pennzoil Savings Plan and the Downstream Savings Plan shall provide for both a Pennzoil common stock fund and a Downstream common stock fund as investment options. The Downstream common stock fund in the Pennzoil Savings Plan and the Pennzoil capital stock fund in the Downstream Savings Plan are each referred to as a "Non-Employer Stock Fund" with respect to the applicable plan. Each Non-Employer Stock Fund shall be maintained under the respective Plan at least through December 31, 2000. The Pennzoil Savings Plan and the Downstream Savings Plan shall each provide that, after the Distribution Date, no new contributions may be invested in, and no amounts may be transferred from other investment options to, the Non-Employer Stock Fund under the respective Plan.

              (d) Miscellaneous Funds. In the event that Pennzoil determines that it is not feasible or appropriate to transfer in-kind the assets of a particular investment fund from the Pennzoil Savings Plan to the Downstream Savings Plan, then the value of the assets, as of the close of business on the Distribution Date (plus earnings attributable to such amount from the Distribution Date to the date the assets are actually transferred) shall be transferred in cash to the Downstream Savings Plan and Downstream shall, to the extent practicable, cause such cash to be invested in its plan and trust in the same manner and proportion as it was invested in the Pennzoil Savings Plan or otherwise at the direction of each affected participant.


                                   ARTICLE VI
                            HEALTH AND WELFARE PLANS

              Section 6.1   Assumption of Health and Welfare Plan Liabilities

              Immediately after the Distribution Date, all Liabilities for or relating to Downstream Individuals under the Pennzoil Health and Welfare Plans shall cease to be Liabilities of Pennzoil or the Pennzoil Plans and shall be assumed by Downstream and the Downstream Health and Welfare Plans; provided that Pennzoil shall either (i) transfer to Downstream or cause to be transferred or allocated for the benefit of Downstream or the Downstream Individuals an amount equal to the value of any assets set aside by

Pennzoil or any member of the Pennzoil Group for the payment of, or to meet the obligations in respect of, any such health and welfare benefits or (ii) represent in writing to Downstream that no such assets have set aside.

              Section 6.2   Vendor Contracts

              (a) ASO Contracts, Group Insurance Policies, HMO Agreements and Letters of Understanding.

                     (i) Before the Distribution Date, Pennzoil shall use its commercially reasonable best efforts to permit Downstream and the other members of the Downstream Group to participate in the terms and conditions of each ASO Contract, Group Insurance Policy, HMO Agreement or letters of understanding and arrangements in existence as of the date of this Agreement from Immediately after the Distribution Date through the end of the Transition Period. Pennzoil shall cause any ASO Contract, Group Insurance Policy, HMO Agreement or letter of understanding into which Pennzoil enters after the date of this Agreement, but before the Close of the Distribution Date, to allow Downstream and the other members of the Downstream Group to participate in the terms and conditions thereof. Nothing contained in this
              Section 6.2(a) shall preclude Pennzoil from choosing to enter into ASO Contracts, Group Insurance Policies, HMO Agreements or other letters of understandings and arrangements with new or different vendors.

                     (ii) Pennzoil and Downstream shall cooperate to determine the manner in which the Downstream Group's participation in the terms and conditions of ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understanding and arrangements as set forth above shall be effectuated.

              (b) Effect of Change in Rates. Pennzoil and Downstream shall use their reasonable best efforts to cause each of the insurance companies, HMOs, paid provider organizations and third-party administrators providing services and benefits under the Pennzoil Health and Welfare Plans and the Downstream Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the Pennzoil Health and Welfare Plans, after the Close of the Distribution Date, and the Downstream Health and Welfare Plans through the end of the Transition Period, separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of the Pennzoil Group and

Downstream Group, respectively. To the extent they are not successful in such efforts, Pennzoil and Downstream shall each bear the revised premium or administrative rates for health and welfare benefits attributable to the individuals covered by their respective Plans.

              Section 6.3   Postretirement and Welfare Health Benefits

              Downstream shall be solely responsible for any and all Liabilities relating to any post-retirement health and welfare benefits available to any Downstream Individual, whether or not such Downstream Individual qualified for such benefits under the terms and conditions of the Pennzoil Health and Welfare Plans as of the Close of the Distribution Date, provided that Pennzoil shall either (i) transfer to Downstream or cause to be transferred or allocated for the benefit of Downstream or the Downstream Individuals an amount equal to the value of any assets set aside by Pennzoil or any member of the Pennzoil Group for the payment of, or to meet the obligations in respect of, any such post-retirement health benefits or (ii) represent in writing to Downstream that no such assets have been set aside.

              Section 6.4   COBRA and HIPAA

              Downstream shall be responsible for administering compliance with the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to Downstream Individuals for period immediately after the Close of the Distribution Date.

              Section 6.5   Leave of Absence Programs

              Downstream shall be responsible for the administration and compliance of all leaves of absences and related programs (including compliance with the Family and Medical Leave Act) affecting Downstream Individuals for the period immediately after the Close of the Distribution Date.

              Section 6.6   Workers' Compensation Program

              Effective as of immediately after the Distribute Date, Downstream shall assume all Liabilities for Downstream Individuals related to any and all workers' compensation matters under any law of any state, territory, or possession of the U.S. or the District of Columbia and Downstream shall be fully responsible for the administration of all such claims; provided that Pennzoil shall either (i) transfer to Downstream or cause to be transferred or allocated for the benefit of Downstream or the Downstream Individuals an amount equal to the value of any assets set aside by Pennzoil or any member of the Pennzoil Group (including any reserves established under any contract providing coverage against any such claims) for the payment of, or to meet the obligations in respect of, any such workers' compensation benefits or (ii) represent in writing to Downstream that no such assets have been set aside. If Downstream is unable to assume any such Liability or the administration of any such claim because of the operation of applicable state law or for any other reason, Downstream shall fully indemnify Pennzoil for all such Liabilities, including the costs of any administration that Downstream has not been able to assume.

              Section 6.7   Post-distribution Transitional Arrangements

              (a)    Continuance of Elections, Co-Payments and Maximum
Benefits.

                     (i) Downstream shall cause the Downstream Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Downstream Individuals under the Pennzoil Health and Welfare Plans in effect for the period immediately prior to the Distribution Date and shall apply such elections under the Downstream Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable.

                     (ii) Downstream shall cause the Downstream Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to such expenses which have been incurred by Downstream Individuals under the Pennzoil Health and Welfare Plans for the remainder of the benefit limit year in which the Distribution occurs, and (B) all benefits paid to Downstream Individuals under the Pennzoil Health and Welfare Plans, during and prior to the benefit limit year in which the Distribution occurs, for purposes of determining when such persons have reached their lifetime maximum benefits under the Downstream Health and Welfare Plans.

                     (iii) Downstream shall (A) provide coverage to Downstream Individuals under the Downstream Health and Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and elections made by Downstream Individuals in connection with their life insurance coverage under the Pennzoil Health and Welfare Plans and any predecessor plans.

                                  ARTICLE VII
                                EXECUTIVE PLANS

              Section 7.1   Pennzoil Incentive Plans

              (a) Amendments to Pennzoil Incentive Plans. Pennzoil shall, effective as of immediately before the Distribution Date (i) accelerate the vesting of all Pennzoil Stock Options (as defined below), Pennzoil SARs (as defined below) and Pennzoil CSAUs (as defined below) outstanding as of such date under any Pennzoil Incentive Plan, whether such awards are held by a Pennzoil Individual or a Downstream Individual, (ii) amend the terms of any Pennzoil Incentive Plan under which any Downstream Employee holds any Pennzoil Award to include employment by Downstream or any of its subsidiaries for purposes of determining the expiration or time of payment of any such award,
(iii) take such other actions necessary to effectuate the provisions of this
Section 7.1.  Any such amendments shall be subject to the prior review and
consent of Quaker State (such consent not to be unreasonably withheld).   The
Downstream Incentive Plan shall provide that employment by Pennzoil or any of its subsidiaries will be included in determining the expiration or time of payment of any award granted under such plan pursuant to this Section 7.1.

              (b) General. Pennzoil Awards shall be adjusted as provided in this Section 7.1. The number of shares subject to options or stock appreciation rights with respect to Downstream Common Stock shall not exceed the number of shares that would have been subject to Downstream awards assuming the conversion solely into awards with respect to Downstream Common Stock (applying the formulas set forth in paragraphs (d) and (e) of this Section 7.1) of Pennzoil Options and Pennzoil SARs covering 2.5 million shares (minus 68% of the number of shares subject to any Pennzoil Options and Pennzoil SARs that are exercised between the date of the Merger Agreement and the Distribution Date) and having an average exercise price (or reference appreciation price) equal to that determined in clause (x) below, and the total aggregate spread of such awards shall not exceed the product of (x) the excess of the Pennzoil Pre-Distribution Stock Price over the average exercise price (or reference appreciation price) per share of all Pennzoil Options and Pennzoil SARs outstanding immediately prior to the Distribution Date and (y) 2.5 million minus 68% of the number of shares subject to any Pennzoil Options and Pennzoil SARs that are exercised between the date of the Merger

Agreement and the Distribution Date. Notwithstanding anything herein to the contrary, Downstream shall be entitled to, and, no later than immediately before the Distribution, Pennzoil shall transfer or cause to be transferred to Downstream, an amount of cash or other readily available funds equal to 68% of the aggregate total of the exercise prices per share of any Pennzoil Option that is exercised in the period commencing on the date of the Merger Agreement and ending immediately prior to the Distribution.

              (c) Conversion Awards. A portion of each Pennzoil Award that is outstanding as of the Close of the Distribution Date, effective immediately after the Close of the Distribution Date, and without regard to whether the holder of such Pennzoil Award is a Downstream Individual or a Pennzoil Individual, shall be converted into an award of a similar nature with respect to Downstream Common Stock, and the remaining portion of such Pennzoil Award shall remain outstanding with respect to Pennzoil Common Stock (collectively, "Conversion Awards"), the number of shares covered by, and the exercise or reference appreciation price of, such Conversion Awards to be determined by applying the rules set forth in paragraphs (d) and (e) of this Section 7.1, but subject in all cases to the aggregate limitations set forth in the paragraph
(b) of this Section 7.1. To the extent possible, no holder of an Award having any particular terms shall be treated any differently from any other holder of an Award having the same terms. Each Conversion Award with respect to Downstream Common Stock shall be issued under the Downstream Incentive Plan, and shall have the same terms and conditions (including payment schedule in the case of a Pennzoil CSAU) as the corresponding Pennzoil Award to which it relates (except as adjusted as provided herein).

              (d) Stock Options and Stock Appreciation Rights. With respect to a Pennzoil Award consisting of an option to acquire Pennzoil Common Stock (a "Pennzoil Stock Option") or a stock appreciation right with respect to Pennzoil Common Stock (a "Pennzoil SAR"), the number of shares of Pennzoil Common Stock and Downstream Common Stock and the exercise price per share of Pennzoil Common Stock and Downstream Common Stock covered by the Conversion Award shall be determined, as of the Close of the Distribution Date, in accordance with the following conversion formula: The Aggregate Spread on each such Pennzoil Award shall be maintained under the corresponding Conversion Awards by setting the option prices (or reference appreciation prices) of the Conversion Award with respect to the shares of Pennzoil Common Stock and Downstream Common Stock subject to such Conversion Award, respectively, to ensure that the difference between the total aggregate excesses of the applicable Pennzoil Post-Distribution Stock Price or Downstream Post-Distribution Stock Price, as the case may be, over the applicable exercise prices (or reference appreciation prices), equals the Aggregate Spread. In addition, the option prices of the Conversion Award (or reference appreciation prices) shall be set in such a way that maintains the ratio of the per share exercise price (or reference appreciation prices) of each Pennzoil Award being so converted to the Pennzoil Pre-Distribution Stock Price. The number of shares of Pennzoil Common Stock and Downstream Common Stock subject to such Conversion Award shall be adjusted as necessary to maintain the Aggregate Spread and such ratio.

              (e) Conditional Share Award. With respect to a Pennzoil Award consisting of a conditional or restricted share unit award (a "Pennzoil CSAU"), the number of shares of Downstream Common Stock and Pennzoil Common Stock that are covered by the Conversion Award shall be determined based on the ratio used in the distribution of Downstream Common Stock to the holders of Pennzoil Common Stock in the Distribution.

              (f) Performance Based Awards. Pennzoil Awards granted under the Pennzoil 1998 Annual Incentive Plan or any of the Pennzoil 1996, 1997 or 1998 Long Term Incentive Plans shall be vested and earned as of the Close of the Distribution Date, based on the actual results for the portion of such incentive plan period(s) ending on the Close of the Distribution Date and pro rated based on the proportionate number of days within such incentive period(s) ending on the Close of the Distribution Date, and shall be paid in cash as promptly as practicable following the Distribution Date (and without regard to whether the holder of the Pennzoil Award is then employed by Pennzoil or Downstream, or any of their respective subsidiaries).

              (g) Administrative Matters. Pennzoil and Downstream shall adopt such procedures and information sharing practices necessary or appropriate to permit the other to administer any incentive or stock option plan it maintains and under which an employee of the other has an award (including, for example, timely informing the other of any termination of employment that affects the exercise period or payment date of an award).

              Section 7.2   Deferred Compensation Plan

              (a) Pennzoil 1981 Deferred Compensation Plan. The liability with respect to any Downstream Individual who is participating under the Pennzoil Deferred Compensation Plan by reason of being the subject of a Deferred Compensation Agreement as of the Close of the Distribution Date shall be the sole responsibility of Downstream; provided that Pennzoil shall either
(i) transfer to Downstream or cause to be transferred or allocated for the benefit of Downstream or the Downstream Individuals an amount equal to the value of any assets set aside by Pennzoil or any member of the Pennzoil Group for the payment of, or to meet the obligations in respect of, any such deferred compensation obligation or (ii) represent to Downstream in writing that no such assets have been set aside.

              Section 7.3   Other Executive Agreements

              (a) Supplemental Retirement and Welfare Agreements. The liability with respect to any Downstream Individual who is the subject of a contract or agreement that is either a Pennzoil Section 415 Excess Benefit Agreement or Pennzoil individual or other arrangement providing for retirement, death or disability benefit as of the Distribution Date shall be the sole responsibility of Downstream.

              Section 7.4   Tax Protection Agreements

              (a) Pennzoil Tax Protection Agreements. The liability with respect to any Downstream Individual under Pennzoil's Tax Protection Agreements as of the Distribution Date shall be the sole responsibility of Downstream.


                                  ARTICLE VIII
                CERTAIN MATTERS RELATING TO TRANSITION EMPLOYEES

              Section 8.1   Transition Individuals/Recognition of Service

              Subject to the satisfaction by Pennzoil of its obligations hereunder, the Downstream Plans shall recognize service, compensation, and other benefit determining factors with respect to Transition Individuals as if the Transition Individual's service recognized by the Pennzoil Group or the had been performed entirely for the Downstream Group.

              Section 8.2   Pension Plans

              (a) Assumption of Liabilities/Noncommencement of Pensions. Effective as of the date a Transition Individual is transferred to a
Downstream: (i) Downstream's Pension Plan shall assume and be solely responsible for all Liabilities to or relating to the Transition Individual under the Pennzoil Pension Plan; and (ii) no pension benefits with respect to the Transition Individual from the Pennzoil Pension Plan shall commence while he or she is employed by the Downstream Group.

              (b) Asset/Liability Allocations and Transfers. Pennzoil shall arrange to transfer assets and liabilities relating to the projected benefit obligations of each

Transition Individual under the Pennzoil Pension Plans to the appropriate Downstream Pension Plans. The liability related to each such Transition Individual shall be calculated in accordance with the same procedures and assumptions described in Section 4.2 effective as of the date the Transition Individual is transferred to the Downstream Group. The transfer of assets relating to such liability shall occur as soon as practicable after the Transition Period and a single net aggregate transfer with respect to each such pension plan shall take place in accordance with the procedures described in the following paragraph.

              The amount of assets related to each Transition Individual shall be 100% of the benefit liability calculated at the effective date of the transfer, adjusted to reflect interest from the effective date of the transfer to the date the assets are transferred at a rate equal to the discount rate used by Pennzoil's Actuary to determine the present value of such liabilities in accordance with the provisions of Section 4.2, provided, however, if a lesser amount is required to be transferred under the provision of Section 414(l) of the Code, then such lesser amount shall be transferred. The amount of assets so calculated shall be aggregated with respect to each Pennzoil Pension Plan for all Transition Individuals transferring from Pennzoil to Downstream. Pennzoil shall arrange to transfer the net aggregate amount so calculated from each Pennzoil Pension Plan and Pennzoil Trust to the appropriate Downstream Pension Plan and related trust.

              Section 8.3   Savings Plan

              Upon a Transition Individual's transfer to the Downstream Group
(i) Pennzoil shall cause the accounts of the Transition Individual under the Pennzoil Savings Plan which are held by their related trusts to be transferred to the corresponding Downstream Savings Plan and their related trusts as soon as practicable after the Transition Individual's date of transfer; and (ii) Downstream shall cause the transferred accounts to be accepted by its plans and trusts; and (iii) as soon as the assets relating to the Transition Individual's account have been transferred, the Downstream Savings Plan shall assume and be solely responsible for all Liabilities to or relating to the Transition Individual under the Pennzoil Savings Plan. Assets may be transferred from the Pennzoil Savings Plan to the Downstream Savings Plan in cash or in kind and, to the extent practicable, the Transition Individual's accounts shall be invested in comparable investment options under the Downstream Savings Plan as his or her accounts were invested under the Pennzoil Savings Plan immediately before the transfer.

                     Section 8.4   Health and Welfare Plans

              (a) Continuance of Elections, Co-Payments, and Maximum Benefits. Downstream shall cause the Downstream Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Transition Individuals under the Pennzoil Health and Welfare Plans. Downstream shall apply such elections under its Health and Welfare Plans for the remainder of the period or periods for which the elections are by their terms originally applicable. The Downstream Health and Welfare Plans shall recognize and give credit for all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to the current year.

              (b) Retiree Medical. If any Transition Former Employee is eligible to receive postretirement health benefits under the Pennzoil Health and Welfare Plans as of the end of the Transition Period, Downstream agrees to provide substantially the same postretirement health benefits, on the same terms and conditions (including the right to amend or terminate such arrangement), provided that Pennzoil shall either (i) transfer to Downstream or cause to be transferred or allocated for the benefit of Downstream or the Transition Former Employees who are so eligible an amount equal to the value of any assets set aside by Pennzoil or any member of the Pennzoil Group for the payment of, or to meet the obligations in respect of, any such post-retirement health benefits or (ii) represent in writing to Downstream that no such assets have been set aside.

              Section 8.5   Executive Plans

              Effective as of the date a Transition Individual is transferred to Downstream, any outstanding Pennzoil Award held by such Transition Individual on such date shall be canceled and replaced by a Conversion Award on the same terms and conditions as if such Transition Individual had been a Downstream Individual immediately after the Distribution Date, using as the value of the Pennzoil Common Stock, the average of the closing prices thereof for the three trading days ended immediately prior to the date of such transfer, and in the case of the Downstream Common Stock, the average of the closing prices thereof on each of the first three trading days ended after the date of such transfer.

                                   ARTICLE IX
                                    GENERAL

              Section 9.1 Payment of and Accounting Treatment for Expenses and Balance Sheet Amounts

              (a) Expenses. All expenses (and the accounting treatment related thereto) through the Close of the Distribution Date regarding matters addressed herein shall be handled and administered by Pennzoil and Downstream in accordance with past Pennzoil accounting and financial practices and procedures pertaining to such matters.

              (b) Balance Sheet Amounts. The Downstream Liabilities shall be reflected as liabilities on the Downstream Balance Sheet prepared under the Distribution Agreement in accordance with GAAP (as defined in such agreement).

              Section 9.2   Sharing of Participant Information

              Pennzoil and Downstream shall share, Pennzoil shall cause each applicable member of the Pennzoil Group to share, and Downstream shall cause each applicable member of the Downstream Group to share, with each other and their respective agents and vendors all participant information necessary for the efficient and accurate administration of each of the Pennzoil Plans and the Downstream Plans following the Distribution Date. Pennzoil and Downstream and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration.

              Section 9.3   Non-solicitation of Employees

              For a period of two years from the Close of the Distribution Date, Downstream and its affiliates will not, without the prior written consent of Pennzoil, and Pennzoil and its affiliates will not, without the prior written consent of Downstream, whether directly or indirectly, solicit (in writing or orally) for employment or other services, whether as an employee, officer, director, agent, consultant or independent contractor, any person who or which is at the time of such solicitation an employee, agent, representative, officer or director of the other party; provided, however, that this covenant shall continue to apply in the case of Persons who have left the employ of either party within a thirty day period prior to being solicited by the other party.

              Section 9.4   Plan Audits

              (a) Audit Rights with Respect to the Allocation or Transfer of Plan Assets. The allocation of Pension Plan assets and liabilities pursuant to this Agreement shall, at the election of Downstream, be audited on behalf of both Pennzoil and Downstream by [NAME], or such other actuarial and benefit consulting firm mutually selected by the parties. The actuarial and benefit consulting firm shall provide its written report to both Pennzoil and Downstream. Each of Pennzoil and Downstream, and their respective advisors and consultants, shall have the right to make such presentations and present such information to such actuarial and benefit consulting firm as deem appropriate. Downstream and Pennzoil shall equally pay or shall be responsible for the payment of the costs of such audit. To the extent such audit recommends a change to the value of assets allocated to a Downstream Plan such recommendation shall be conclusive and binding on Downstream and Pennzoil.

              (b)    Audit Rights With Respect to Information Provided.

                     (i) Each of Pennzoil and Downstream, and their duly authorized representatives, shall have the right to conduct audits at any time upon reasonable prior notice, at their own expense, with respect to all information provided to it or to any Plan record keeper or third party administrator by the other party, provided, that audits with respect to the allocation or transfer of Plan assets and liabilities shall be subject only to
              Section 9.4(a). The auditing party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the auditing party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide work space to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

                     (ii)   The auditing party's audit rights under this
              Section 9.4(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any subsidiaries and affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the auditing party, provide an individual (at the auditing party's expense) to supervise any audit of any such benefit provider or third party. The auditing party shall be responsible for supplying, at its expense, additional personnel sufficient to complete the audit in a reasonably timely manner.

              (c) Audits Regarding Vendor Contracts. From Immediately after the Distribution Date until ninety (90) days after the end of the Transition Period, Pennzoil and Downstream and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Pennzoil Health and Welfare Plans and the Downstream Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Pennzoil and Downstream shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this
Section 9.4(c) and the manner in which costs incurred in connection with such audits will be shared.

              Section 9.5 Requests for Internal Revenue Service Rulings and United States Department of Labor Opinions

              Downstream and Pennzoil shall cooperate on any issue relating to the transactions contemplated by this Agreement for which Pennzoil or Downstream elects to seek a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the United States Department of Labor.

              Section 9.6   Collective Bargaining

              To the extent any provision of this Agreement is contrary to the provisions of any applicable collective bargaining agreement to which Pennzoil or any affiliate of Pennzoil is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, Pennzoil or Downstream may be obligated to bargain with the union representing affected employees concerning those subjects. Neither party will agree to a modification of any applicable collective bargaining agreement without the consent of the other. In the event a force surplus affecting members of a bargaining unit in both the Pennzoil Group (on the one hand) and the Downstream Group (on the other hand) directly results, due to the provisions of such a collective bargaining agreement, in an employee involuntarily leaving the payroll of the party not declaring the surplus, then the party declaring the surplus shall bear the cost of any severance payable to such employee.





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
              Section 9.7   Consent of Third Parties

              If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, Pennzoil and Downstream shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Pennzoil and Downstream shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used in this Agreement shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

              Section 9.8   Foreign Plans

              As soon as practicable after the date of this Agreement, Pennzoil and Downstream shall enter into an agreement regarding the treatment of Foreign Plans consistent with this Section 9.8.

              (a) Certain Terms. For purposes hereof, (i) "outside the U.S." means outside the 50 United States, its territories and possessions, and the District of Columbia, (ii) "employed outside the U.S." means compensated under a payroll which is administered outside the U.S. and (iii) "legally permitted" means permitted under the laws of the country, the labor union, works council, or collective agreement without adverse consequences to Pennzoil, Downstream or Downstream Individuals, as determined in good faith by Pennzoil, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individual employees and/or Plan trustees, foundation boards and members, and any other organizations having a recognized right to determine or affect benefits and/or funding of the Plan.

              (b) Plans Covering only Employees of Pennzoil or Downstream. Effective as of the Close of the Distribution Date or such later date as may be required by applicable law, union, or works council agreement, any Foreign Plan that covers only individuals employed outside the U.S. by the Pennzoil Group shall be the sole responsibility of the Pennzoil Group and no member of the Downstream Group shall have any Liability with respect to such a Plan; and any Foreign Plan that covers only individuals employed outside the U.S. by the Downstream Group shall be the sole responsibility of the Downstream Group and no member of the Pennzoil Group shall have any Liability with respect to such a Plan.

              (c)    Plans Covering Employees of Both Pennzoil and Downstream.

                     (i) TERMINATION OF PARTICIPATION. Effective as of the Close of the Distribution Date, if legally permitted, or as soon as possible thereafter, Downstream and each other applicable member of the Downstream Group shall cease to be a Participating Company in each Foreign Plan maintained by the Pennzoil Group and Pennzoil and each other applicable member of the Pennzoil Group shall cease to be a Participating Company in each Foreign Plan maintained by the Downstream Group.

                     (ii)   MIRROR PLANS.

                     (A) Effective immediately after the Distribution Date, Downstream shall adopt, or cause to be adopted, Foreign Plans for the benefit of employees of the Downstream Group employed outside the United States who are eligible to participate in Pennzoil Foreign Plans and shall cause such Downstream Foreign Plans to be substantially identical in all material respects to the corresponding Pennzoil Foreign Plans as in effect on the Distribution Date; provided that Downstream may satisfy this requirement by extending coverage to such individuals under a Foreign Plan of the Downstream Group which was in effect before the Distribution Date.

                     (B) Effective immediately after the Distribution Date, Pennzoil shall adopt, or cause to be adopted, Plans for the benefit of employees of the Pennzoil Group employed outside the United States who are eligible to participate in Plans and shall cause such Plans to be substantially identical in all material respects to the corresponding Downstream Foreign Plans as in effect on the Distribution Date; provided that Pennzoil may satisfy this requirement by extending or continuing coverage to such individuals under a Pennzoil Foreign Plan of the Pennzoil Group which was in effect before the Distribution Date.

                     (C) The continuation by Pennzoil or Downstream of separate employment terms and conditions for employees previously covered by the other entity's Plans shall not continue beyond the time legally required.

                     (iii)  TRANSFER OF ASSETS.   As of the Close of the
              Distribution Date, Pennzoil and Downstream will use their reasonable best efforts to ensure that, to the extent legally permitted: (i) Liabilities of the Foreign Plans of Pennzoil relating to Downstream Individuals shall be assumed by the appropriate Foreign Plans of Downstream; and (ii) an appropriate portion of any assets of the Foreign Plans of Pennzoil shall be transferred to the appropriate Foreign Plans of Downstream (excluding any share of excess assets with respect to the Pension Plan for Canadian Employees of Pennzoil Company), and vice versa. Any such transfer shall be effected, to the extent legally permitted, in accordance with the principles set forth in Section
              4.2 with respect to the U.S. pension plans.

              (d) Severance Issues. If under applicable law, any Downstream Individual employed outside the U.S. is deemed to have incurred a termination of employment as a result of the Distribution or any other transaction contemplated by the Distribution Agreement or this Agreement, which entitles such individual to receive any payment or benefit under any Foreign Plan, governmental plan or arrangement or pursuant to any law or regulation, including severance benefits, notwithstanding such individual's continued employment by the Downstream Group, then Downstream shall be liable for any such payment or benefit and, notwithstanding any other provision hereof, to the extent legally permitted, appropriate adjustments shall be made to the treatment of such individual during such continued employment, including not giving such individual credit for prior service and/or treating such individual as having been newly hired immediately after such deemed termination, for purposes of all applicable Foreign Plans.

              Section 9.9   Effect If Distribution Does Not Occur

              If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, immediately after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Downstream and Pennzoil.

              Section 9.10  Relationship of Parties

              Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

              Section 9.11  Affiliates

              Each of Pennzoil and Downstream shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by members of the Pennzoil Group or members of the Downstream Group, respectively, where relevant.

              Section 9.12  Indemnification

              Effective on the Distribution Date, Downstream agrees to indemnify and hold harmless each member of the Pennzoil Group and each of their respective officers, directors, employees and agents and the Pennzoil Plans from and against any and all Liabilities, claims, suits, damages, costs and expenses (including without limitation, reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any pending or seriously threatened litigation or claim) arising out of or related to any Downstream Liability. Effective on the Distribution Date, Pennzoil agrees to indemnify and hold harmless each member of the Downstream Group and each of their respective officers, directors, employees and agents and the Downstream Plans from and against any and all Liabilities, claims, suits, damages, costs and expenses (including, without, limitation reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any pending or seriously threatened litigation or claim) arising out of or related to any Retained Liabilities.

              If any action is brought or any claim is made against a member of the Pennzoil Group or the Downstream Group or person in respect of which indemnity may be sought pursuant to this Section 9.12 (the "Indemnitee"), the Indemnitee shall, within ten days after the receipt of information indicating that an action or claim is likely, notify in writing the person from whom indemnification is sought (the "Indemnitor") of the institution of the action or the making of the claim, and the Indemnitor shall have the right, and at the request of the Indemnitee, shall have the obligation, to assume the defense of the action or claim, including the employment of counsel. If the Indemnitor assumes the defense of the action or claim, the Indemnitor shall be entitled to settle the action or claim on behalf of the Indemnitee without the prior written consent of the Indemnitee unless such settlement would, in addition to the payment of money, materially affect the ongoing business or employment of the Indemnitee.

              The Indemnitee shall have the right to employ its own counsel, but the fees and expenses of that counsel shall be the responsibility of the Indemnitee unless (i) the employment of that counsel shall have been authorized in writing by the Indemnitor in connection with the defense of the action or claim; (ii) the Indemnitor shall not have employed counsel to have charge of the defense of such action or claim; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct any different defense of the action or claim on behalf of the Indemnitee). The Indemnitee shall, in any event, be kept fully informed of the defense of any such action or claim. Except as expressly provided above, in the event that the Indemnitor shall not previously have assumed the defense of an action or claim, at such time as the Indemnitor does assume the defense of the action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in investigating, preparing or defending against such action or claim.

              Anything in this Section 9.12 to the contrary notwithstanding, the Indemnitor shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that if after due notice the Indemnitor refuses to defend a claim or action, the Indemnitee shall have the right to defend and/or settle such action, and the Indemnitee shall not be precluded from making a claim against the Indemnitor for reasonable expenses and liabilities resulting from such defense and/or settlement in accordance with this Section 9.12.

              Notwithstanding the foregoing provisions of this Section 9.12, there may be particular actions or claims which reasonably could result in both parties being liable to the other under the indemnification provisions of this Agreement. In such events, the Parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense and settlement of the action or claim with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the parties, such as, by way of illustration only, agreeing to use the same legal counsel.

              The indemnification provisions of this Section 9.12 shall not inure to the benefit of any third party. By way of illustration only, an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions, hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of these indemnification provisions.

              Section 9.13  Survival

              This Agreement shall survive the Distribution Date and the end of the Transition Period.

              Section 9.14   Notices

              Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall given in accordance with the provisions for giving notice under the Distribution Agreement.

              Section 9.15  Interpretation

              Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Exhibits hereto) and not to any particular provision of this Agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

              Section 9.16  GOVERNING LAW

              THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

              Section 9.17  No Assignment

              This Agreement may not be assigned by either party (except by operation of law) without the written consent of the other, and shall bind and inure to the benefit of the parties hereto (including, for the avoidance of down, each member of the Pennzoil Group and the Downstream Group) and their respective successors and permitted assignees. This Agreement may not be amended or supplemented except by an agreement in writing signed by Pennzoil and Downstream. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               The remainder of this page is intentionally blank.

              IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.


                                           PENNZOIL COMPANY


                                      By:
                                           ----------------------------
                                           Name:
                                           Title:


                                           PENNZOIL PRODUCTS COMPANY


                                      By:
                                           ----------------------------
                                           Name:
                                           Title:





                                       36